Bullion Monarch Mining, Inc. Acquires 80% of EnShale, Inc.

Monday June 16, 6:00 pm ET

Orem, Utah – Bullion Monarch Mining, Inc. (“BULM” www.bullionmm.com), a natural resource company with mining interests in gold, silver, and oil shale, has acquired an additional 20 million shares of EnShale, Inc. (www.enshale.com), its majority-owned subsidiary.  The acquisition of the additional stock was in exchange for the transfer of rights that Bullion owned to oil shale mineral leases on Utah State Institutional Trust Land in Eastern Utah’s Uintah County.  With the acquisition, Bullion now owns 80% of EnShale.

The leases being transferred to EnShale include 4,650 acres with a resource of oil shale of approximately 667 million barrels of oil as disclosed in a previous press release.  This resource is not considered to be “proven” oil reserves.  EnShale’s land position and technology development program place it in the forefront of oil shale activities that will make an important contribution to U.S. energy independence.

Forward-looking Statements

Forward-looking statements in the press release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements involve risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission.

Contact Information

Rob Morris robmorris@bullionmm.com

(801) 426-8111